Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated April 2, 2020 relating to the consolidated financial statements of Chewy, Inc. and subsidiaries appearing in the Annual Report on Form 10-K of Chewy, Inc. for the year ended February 2, 2020. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

Phoenix, AZ

September 16, 2020